EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

             We have issued our report dated February 1, 2006, except Note 22 which is dated February 22, 2006, accompanying the consolidated financial statements included in the Annual Report of Tidelands Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tidelands Bancshares, Inc. on Forms S-8 (File No. 333-121716, effective date December 29, 2004).

/s/ Elliott Davis LLC

Columbia, South Carolina
March 31, 2006